Item 4.01. Changes In Registrant's Certifying Accountant. (a) Previous Independent Registered Public Accounting Firm.

On November 12, 2010, Salamon Group, Inc. (the "Company") dismissed its independent registered public accounting firm, KMJ Corbin & Company LLP (the "Former Accountant"). The Company's decision to dismiss the Former Accountant was approved by its Board of Directors on November 12, 2010.

The report of the Former Accountant on the financial statements of the Company for each of the two most recent fiscal years, and its reviews of interim financial statements contained a going concern qualification in the opinion. The report was not qualified or modified as to audit scope or accounting principles. During the Company’s two most recent fiscal years and through November 12, 2010 there have been no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountant to make reference thereto in its report on the Company's financial statements.

The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter is attached as Exhibit 16.1 to this Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm.

Effective November 12, 2010 the Company engaged Manning Elliott LLP ("Manning Elliott") to serve as the Company's new independent registered public accounting firm. The engagement of Manning Elliott as the Company's new independent registered public accounting firm was approved by the Company's Board of Directors. Neither the Company, nor anyone on its behalf, consulted Manning Elliott during the Company's two most recent fiscal years and any subsequent interim period prior to the Company's engagement of Manning Elliott regarding any of the matters set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.

Financial Statements and Exhibits.

(c) Exhibits.

16.1

Letter from Former Accountant

16.2       Letter from Successor Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2010

Salamon Group, Inc.

By: /s/ John Salamon

John Salamon, President & C.E.O.